EXHIBIT 32

CERTIFICATIONS

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Gardenburger, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott C. Wallace, Chairman, President and Chief Executive Officer of the Company, and I, Robert T. Trebing, Jr., Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott C. Wallace
Scott C. Wallace
Chairman of the Board, President and Chief Executive Officer
Gardenburger, Inc.
March 23, 2005

/s/ Robert T. Trebing, Jr.
Robert T. Trebing, Jr.
Senior Vice President and Chief Financial Officer
Gardenburger, Inc.
March 23, 2005